UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2011

OSL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-108690	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 First Avenue New York, NY 10028
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-419-4900

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by OSL Holdings Inc. (the “Company”), on October 19, 2011 (the “Original 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Original 8-K.  Only Items 1.01, 2.01 and 9.01 have been amended and restated in this Amendment.

In addition, the disclosures herein have been updated to reflect that the Company, through its wholly owned subsidiary, Office Supply Line, Inc., acquired 48% of Corporate Diversity Solutions, Inc., a New Jersey Corporation, on December 15, 2011, as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2011.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Red Rock Pictures Holdings, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this report only:

•	“Commission” refers to the Securities and Exchange Commission;
•	“Crisnic” refers to Crisnic Fund, S.A., a Costa Rican corporation;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“OSL” refers to Office Supply Line, Inc., a Nevada company;
•	“Red Rock” refers to Red Rock Pictures Holdings, Inc., a Nevada company; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement / Share Cancellation and Release (Crisnic) / Promissory Note / Escrow Agreement

On October 10, 2011, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Crisnic, our former principal stockholder, OSL, the shareholders of OSL, and Revolution Oils, LLC, aka, Red Rock Direct, LLC (“Red Rock Direct”), pursuant to which the OSL shareholders transferred to us all of the equity interests in OSL in exchange for the issuance of 50,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). We are now a holding company, which, through OSL, we market and distribute “Products for the Office.”

As part of the Share Exchange, the Company entered into a Share Cancellation Agreement and Release (the “Crisnic Share Cancellation Agreement”) with Crisnic and OSL. Pursuant to the Share Cancellation Agreement and Release, Crisnic agreed to cancel 14,130,000 shares in exchange for $10,000 and a Promissory Note in the principal amount of $240,000 (the “Promissory Note”).  Under the terms of the Promissory Note, OSL would pay Crisnic $50,000 on November 8, 2011, then $25,000 every subsequent week until December 27, 2011, and then one final payment of $15,000 on January 3, 2012.  At January 12, 2011, $10,000 of the principal amount due under the note had been paid.  As a security for this Promissory Note, the Company issued Crisnic 650,001 shares of Series A Preferred Stock (the “Preferred Shares”) which were placed into escrow, and will be released based on the terms in an Escrow Agreement (the “Escrow Agreement”) by and among  the Company, OSL, Crisnic and Sichenzia Ross Friedman Ference Anslow LLP, as escrow agent. The Preferred Shares have 100:1 voting rights.  Upon payment of the principal amount due under the Promissory Note the Preferred Shares will be cancelled. Upon an event of default under the Promissory Note, the Preferred Shares will be released to Crisnic.

Asset Assignment Agreement / Share Cancellation Agreement and Releases (Rolle and Wiseman)

In conjunction with the Share Exchange, the Company entered into an Asset Assignment Agreement (the “Asset Assignment Agreement”) by and among Reno Rolle (“Rolle”), Todd Wiseman (“Wiseman”), former principals of the Company, and Red Rock Direct (an entity managed by Rolle and Wiseman), pursuant to which the Company assigned certain of its assets to Red Rock Direct in consideration of  the cancelation of shares of the Company of Rolle (143,809 shares) and Wiseman (5 million shares due under an employment agreement), pursuant to Share Cancellation Agreements and Releases entered into among each of Rolle (and Lynn Rolle, the wife of Rolle) and Wiseman,  the Company and OSL; and the assumption of certain indebtedness of the Company by Red Rock Direct (the “Spin-Off”).  The Company assets to be assigned to Red Rock Direct include (i) the Company’s current direct response television commercial (hosted by Suzanne Somers) (the “Infomercial”), (ii) the book currently entitled  The Anti-Aging Miracle  by Dr. James William Forsythe, M.D., and any and all proceeds derived therefrom, including any health supplements sold as described in the Infomercial, (iii) the feature length film entitled “Endless Bummer”, (iv) the book currently entitled  Sleep and Grow Young  by Dr. James William Forsythe, M.D, and (v) a management agreement with Mike Flynt (collectively, the “Assigned Assets”).

The assignment of assets will not be effective until the third party consents are received from each of the contracting parties of the Assigned Assets.  Red Rock Direct, Rolle and Weisman, each agreed as soon as practicable after the closing of the Share Exchange to obtain the consents to assignment of the Assigned Assets and release of all liability for Red Rock and its subsidiaries from each of the contracting parties for each of the Assigned Assets to be assigned to Red Rock Direct in connection with the Spin-Off.

As part of the Spin-Off, Red Rock Direct and Crisnic entered into an Assumption of Note and Amended Secured Promissory Note (the “Assumption of Note”) and assumed a promissory note that the Company issued to Crisnic for $650,000 on April 21, 2011. Under the Assumption of Note, Red Rock Direct is obligated to pay $700,000 to Crisnic based on the outstanding principal and interest accrued. Red Rock Direct and Crisnic also entered into an Assumed and Amended Security Agreement (the “Amended Security Agreement”) whereby Crisnic released its security interests on the Company based on a security agreement entered into April 20, 2011 and was granted a security interest in Red Rock Direct as a security against the Assumption of Note.

The foregoing descriptions of the terms of the Exchange Agreement, Asset Assignment Agreement, Crisnic Share Cancellation Agreement, Promissory Note, Escrow Agreement, Rolle Share Cancellation Agreement, Wiseman Share Cancellation Agreement, Assumption of Note, and Amended Security Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 2.1, 2.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to this report, which are incorporated by reference herein.

Amendment to Senior Secured Convertible Note

On October 12, 2011, the Company and the Exchange LLC, a Nevada limited liability company (“Exchange LLC”), entered into Amendment No. 1 (the “Amendment”) to the Senior Secured Convertible Note, dated December 28, 2008 (the “Senior Secured Convertible Note”), in the principal amount of $100,000 in favor of Emerald Asset Advisors, LLC, a Delaware limited liability company (“Emerald”).  Pursuant to an Agreement, dated September 19, 2011, by and between Emerald and the Exchange LLC, Emerald assigned the Senior Secured Convertible Note and an additional $100,000 of indebtedness (“Additional Indebtedness”) owed to Emerald by the Company to the Exchange LLC.   Pursuant to the Amendment, in consideration of the forgiveness by the Exchange LLC of the Additional Indebtedness and extending the maturity date of the Senior Secured Convertible Note to October 5, 2012, the Company agreed to amend the conversion price in the Senior Secured Convertible Note to $0.001. There is no material relationship between the Company or its affiliates and the Exchange LLC, other than with respect to the Amendment.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.8 to this report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

On October 10, 2011, we were acquired by OSL pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein OSL is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on October 10, 2011, OSL acquired the Company in a reverse merger transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13of the such Exchange Act upon consummation of the transaction.

While we were not a shell company immediately before the share exchange transaction disclosed under Item 2.01, and the transaction was a reverse merger recapitalization, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form, due to the change of our business going forward.  Please note that the information provided below relates to the combined enterprises after the acquisition of the Company by OSL, except that information relating to periods prior to the date of the Share Exchange only relate to OSL unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels.  We plan to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores.  We plan to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets.  We plan to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions.  The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.  The Company will bring onboard additional management talent with broad experience in technology, distribution, interactive and affinity marketing as well as the diversity markets.

Our wholly owned subsidiary, Office Supply Line, Inc. (“OSL”) is an integrated marketer and distributor of “Products for the Office.”  OSL differentiates itself from its competition by leveraging innovative marketing programs and technology.  It operates in the competitive office supply market as a virtual distributor, leveraging the existing logistical capabilities of its suppliers who provide for inventory logistics, distribution and delivery. OSL focuses on the development and or acquisition of cutting edge technology, sales, marketing and customer service

On December 15, 2011, we acquired 48% of Corporate Diversity Solutions, Inc., a New Jersey Corporation (“CDS”), through OSL.  CDS is a Women's Business Enterprise National Council (WBENC) certified Tier One distributor of office products and related services to Fortune 1000 companies in North America.  With strong focus on technology and e-commerce based solutions combined with over 100 years of combined office products distribution experience within its growing staff, CDS has become one of the fastest growing distributors in North America by utilizing a solid foundation to provide practical solutions to the industry.  CDS is committed to being a leading diversity procurement & distribution organization which is today focused on office supply, sustainability, janitorial, research development, and MRO (maintenance, repair and overhaul) supplier of goods and data maintenance services.

An initial focus has been on building a business unit focused on finalizing the development of our rewards technology platform by the end of the first quarter of calendar 2012 that will initially leverage current and developing business relationships within the diversity and affinity marketplaces that have substantial membership bases.  The intent of the rewards program is to design, develop, operate and market a loyalty program that is based on “reward currency” and is available for its members to earn and redeem in online ecommerce sites, brick and mortar retail stores, mobile and through other service providers. The offering is a combination of the loyalty program and the technology platform and marketplace.  The benefits of the offering include enabling millions of members of the “loyalty program” to earn and redeem ”reward currency” regardless of the payment method used when making a purchase (i.e. Visa, Amex, MasterCard, or cash) and to redeem the points both in retail stores, or when shopping online regardless of the payment method used to gain discounts on purchases. The program will allow retail merchants and online ecommerce site operators with a package of products and services for better business efficiency and for boosting sales and profitability.

We are also in substantive discussions with several potential acquisitions and strategic partnerships that will expand our reach into Fortune 1000 corporations in retail, telecommunications, publishing, and finance as well as reach into local, state and federal government.  The purpose of these discussions is to further secure major corporate contracts, access to additional membership bases, and expand our technology as well as retain the talent needed to execute our plan.

Collectivity these business units will create a transactional network that brings together brands, distributors, wholesalers, retailers (both online commerce and brick and mortar [land based] stores) and consumer’s audiences to accelerate commerce and value.  The goal is to take advantage of these cross platform (online, mobile, at retail), cross channel (b2c, b2b, govt.) and cross vertical (diversity, non-profit, green etc) commerce companies to enhance the overall offering of each.  For example the acquisition, of CDS will allow real-time electronic commerce within the diversity market, as CDS is a Tier 1 Certified Woman-owned company, as well as allow CDS to differentiate itself by offering the reward platform as added value to its clients.  Our expectation is that these initiatives will produce substantial contracts in the first quarter of calendar 2012 with growth in revenue by the third quarter of calendar 2012.

Our Corporate History and Background

The Company was originally incorporated in Nevada on November 22, 2004 as Maneki Mining (“Maneki”), a development stage company in the business of mineral exploration.  In August 2006 Red Rock Pictures, Inc. consummated a share exchange agreement, whereby 100% of its shares were acquired by Maneki in exchange for 1,800,000 shares of Maneki.  On October 31, 2006, Maneki filed a certificate of amendment, changing the legal name of the corporation to Red Rock Pictures Holdings Inc.

Red Rock Pictures, Inc. was incorporated on August 18, 2006 under the laws of the State of Nevada and was acquired by Red Rock Pictures Holdings Inc. on August 31, 2006.  The Company engaged in the business of developing, financing, producing and licensing feature-length motion pictures and direct response infomercials.

On June 6, 2008, the Company entered into a Stock for Stock Exchange Agreement (the “First Exchange Agreement”) with Studio Store Direct, Inc. (“SSD”) and all of the current SSD Shareholders.  Pursuant to the First Exchange Agreement, the Company acquired 100% of the assets of SSD by issuing 11,000,000 restricted common shares in exchange for all the issued and outstanding shares of SSD.  Further, SSD became a wholly owned subsidiary of the Company.  With the addition of SSD, the Company also operates as a traditional infomercial production and distribution company.   SSD’s model provides a turnkey new revenue solution for major Hollywood studios and independent distributors.

On August 20, 2010, the Company and Reno Rolle, the Company’s Chief Executive Officer at the time, entered into a letter of intent with Crisnic Fund, S.A., a Costa Rican investment company, whereby Crisnic has agreed to provide funding to the Company.  Pursuant to the letter of intent, Reno Rolle has agreed to pledge a total of 14,380,773 of his shares of the Company’s common stock as security for an initial funding of $300,000 payable in three tranches as set forth in the letter of intent.  In exchange for the $300,000 to be received from Crisnic, the Company issued 13,000,000 restricted common shares in August 2010 and agreed to complete a 1 for 100 reverse stock split as soon as possible.  Subsequent to the reverse stock split, the Company also agreed to issue Crisnic 3,000,000 shares of the Company’s common stock.  Also subsequent to the reverse stock split, the Company will sell up to $1,500,000 in common stock and a registration rights agreement.  The number of shares and the purchase price of the shares in the primary offering shall be determined subsequent to a planned reverse split.   Lastly, and as a condition of funding, it was agreed that Reno Rolle will convert all outstanding past due salary into 5,000,000 newly issued shares of common stock.

The Company received the first tranche of $100,000 from Crisnic in August 2010.  The Company agreed to use the funds received from Crisnic to fund a proposed direct response marketing campaign and will share all adjusted gross receipts from the Campaign with Crisnic.

OSL was incorporated pursuant to the laws of the State of Nevada on September 16, 2010, as Office Supply Line, Inc.

OSL is in the development stage and has not generated revenues since inception. It has a net loss of $192,465 and net cash used in operations of $23,872 from September 16, 2010 (inception) to July 31, 2011. It also has a working capital deficit of $308,265 and stockholders’ deficit of $122,465 at July 31, 2011. These factors raise substantial doubt about OSL’s ability to continue as a going concern.

The ability of OSL to continue its operations is dependent on Management's plans, which may include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  OSL may need to incur liabilities with certain related parties to sustain its existence.

OSL will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  OSL believes its current available cash along with anticipated future revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to OSL, if at all.

Share Exchange of OSL

On October 10, 2011, we completed a Share Exchange with OSL whereby OSL exchanged all of the issued and outstanding shares of OSL in exchange for 50,000,000 shares of our common stock, par value $0.001 per share, which shares constituted approximately 77% of our issued and outstanding shares, as of and immediately after the consummation of the Share Exchange.  As a result of the Share Exchange, OSL became our wholly owned subsidiary. All of our assets at the time of the Share Exchange were either spun-out or assigned, other than Red Rock Pictures, Inc. and SSD which remain our wholly owned subsidiaries, but currently have no operations. The Share Exchange transaction with OSL was treated as a reverse merger recapitalization, with OSL as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of OSL.

Upon the closing of our Share Exchange with OSL, Anthony Gentile resigned from all offices that he held effective immediately.  In addition, Anthony Gentile and Kenneth G. Eade resigned from their positions as directors, which will become effective on the tenth day following our mailing of an information statement (the “Information Statement”) to our stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act. The Information Statement is expected to be mailed to our stockholders on or about October 11, 2011. Additionally, M. Richard Cutler resigned from his position as a director, which became effective immediately.

Also upon the closing of our Share Exchange with OSL, our board of directors decreased its size from three (3) to two (2) members and appointed Eli Feder and Eric Kotch to fill the vacancies created by the resignation of Anthony Gentile, Kenneth G. Eade and M. Richard Cutler. Such appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Eli Feder to serve as our President and Chief Executive Officer and Eric Kotch as our Chief Financial Officer, Treasurer and Secretary, effective immediately at the closing of the Share Exchange with OSL.

As a result of our acquisition of OSL, OSL became our wholly owned subsidiary and we have assumed the business and operations of OSL. On October 17, 2011, we changed our name to OSL Holdings Inc, by filing a Certificate of Amendment to Articles of Incorporation with the State of Nevada to more accurately reflect our new business operations.

Acquisition of CDS

On December 15, 2011, the Company, entered into a Share Cancellation and Reissue Agreement and Release (the “Agreement”) by and among the Company, OSL, CDS, David Wernon, Chris Georgiou, Mary Georgiou, Pat Lorusso, Joe Rappapaort, Elizabeth Miller, Jennifer Scorzelli (the “Departing Shareholders”), Stacey Scarpa (the “Remaining Shareholder”), and Ken Scarpa, to acquire a 50% equity interest of CDS, 48% to be owned by OSL and 2% to be owned by designees of OSL. Further information regarding this acquisition is disclosed in the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2011.

Our Strategy

Our comprehensive corporate strategy is to generate attractive economic returns by capitalizing on our unique business model in collecting and transmitting real-time consumer and business data, developing electronic marketplaces with a multi-dimensional and transactional network as well as our loyalty rewards platform.  We are creating a distributed model allowing purchases online, at retail, on mobile phones for B2C, B2B, Government, and Non-profit/charitable companies.  The goal is to become the leading provider of consumer and business sales data, electronic marketplaces and loyalty rewards in the channels we focus in.  The key elements of our strategy are:

•
Expand our partner base. We intend to increase our market share by adding new partners with strong brand franchises who are seeking to leverage our real-time sales data, electronic marketplaces or loyalty rewards to generate revenues as well as provide value to their customers or audience.  New partners could include companies with major brand names in specialty and full-line retail, consumer products, non-profits,

•	Internet and media. We expect to launch a rewards platform and B2B marketplace businesses by the third quarter of fiscal 2012.

•
Promote online/offline brands. We intend to build awareness and drive traffic to our businesses by capitalizing on the brand assets, large marketing databases and retail traffic of our partners. Each of our partners prominently features and promotes its brand and/or URL in its marketing and communications materials. We also plan to continue to selectively use a variety of online and offline marketing strategies to reach prospects, including but not limited to search marketing, direct mail, public relations, email programs and affinity relationships.

•	Increase repeat purchases. We intend to build customer loyalty and drive repeat purchases by implementing a rewards platform. The rewards program would us to:

o	continually enhance our level of customer service;
o	expand our customer and product databases;
o	offer new products and product categories;
o	implement direct e-mail marketing techniques to target customers; and
o	increase the level of personalization on our electronic marketplaces

We believe this initiative will drive repeat purchases as consumers become increasingly satisfied with their reward experiences.

•
Enhance the online transaction experience. We plan to continually enhance and expand our online marketplaces to address the evolving needs of our customers. We plan to invest in technology to maximize the flexibility and speed to market of our websites, www.officesupplyline.com and www.corporatediversitysolutions.com as well as future websites that will be built. We intend to improve the presentation of our product offerings by taking advantage of the unique characteristics of the internet as a retail/selling medium. Specifically, we plan to develop features that improve the functionality, speed, navigation and ease of use of our websites.

•
Pursue growth by acquisitions or development of new business units. From time to time we will assess strategic development and acquisitions that are aligned with our goal of increasing our partner and customer base and/or expanding our product offerings.

Our strategy for each business unit will be specific to that business unit, vertical or industry segment with the common threads of capturing and transmitting of real-time data, innovative use of technology, revenue scalability and access to deep audience segments.  For example, our strategy for OSL’s consumer office products will rely heavily on internet marketing and our strategy for large corporate customers will rely more heavily on relationships and leveraging our cross business unit added value benefits. One example of this added value benefit, which will be one of the common threads between all of our business units, will be the leveraging of our rewards platform.

OSL and CDS

One of our integral strategies for OSL and CDS is to be a virtual distributor, which allows OSL and CDS to offer products, starting with office products, that we can offer without acquiring inventory and such related expenses such as warehouses, packers, truckers and return departments. We have chosen to market our products through either established relationships (CDS or United Stationers) or through soon to be affinity program relationships. For example, one aspect of our marketing strategy will be to market our product lines by leveraging any and all partnerships or customer relationships we currently have or will have in the future to secure a dialogue with additional audiences, better pricing or more diverse product lines.

While we have identified several strategic partnerships and have had substantive discussions with various companies, we have not yet formalized these agreements to date. These potential partnerships will give us access to millions of sales prospects for office supplies, as well as potential members for our developing rewards platform, which in turn should generate additional revenues for the companies. Currently we have strategic partnership with United Stationers as well as other strategic relationships through our acquisition of CDS.

Industry Overview

We plan on operating business units across a number of industries.  Currently, OSL and CDS  operate in the office supplies industry, This industry is dominated by a limited number of companies – Staples, Office Depot and Office Max with Staples ($25 billion sales) by the largest company; its revenues total more than the other two combined ($12 billion and $7 billion respectively).  The balance of the demand is serviced by 16,000 independent office products dealers who buy their goods primarily from two independent wholesalers - United Stationers ($6.5 billion sales) and S.P. Richards ($3.5 billion, div. of Genuine Parts) – and directly from manufacturers (H-P, 3M, etc.).  The top 50 companies represent over 60% of all sales within the industry, with the three largest retailers, Staples, Office Depot and Office Max, accounting for over 20% themselves.

Our Products

As a holding company our business units will offer varied products.  Currently, though OSL and CDS we offer thousands of items from 1,000 manufacturers. We provide technology products, traditional office products, office furniture, janitorial and break-room supplies and industrial products. CDS not only supplies office products but also products in sustainability, janitorial, research development, and MRO (maintenance, repair and overhaul). By buying from multiple wholesalers, we can deliver any of these products from one of their strategically located distribution centers providing same or next day delivery to more than 90% of the United States. We have a variety of catalogs which represents more than 27,000 different items.  OSL’s acquisition of CDS provided an expansion of its products line from the core office products and is an important aspect of its growth strategy.

Marketing

General

Our marketing will vary for each business unit but we generally plan to build awareness and drive traffic to our businesses by capitalizing on the brand assets, large marketing databases and transactional traffic of our partners.  We also plan to continue to selectively use a variety of online and offline marketing strategies to reach prospects, including but not limited to search marketing, direct mail, public relations, email programs and affinity relationships.

One of our innovative approaches relates to diversity marketing. Most Fortune 500 companies have supplier diversity programs and publicize how much they spend with diverse suppliers: including minority owned business enterprises (MBE), women owned business enterprises (WBE), suppliers located in Historically Underutilized Business Zones (HUB Zones), and Service Disabled Veteran Owned Small Business Concerns (SDVOSBC). This spending is sometimes termed minority “credits,” or when the federal government requires this spending it is called “minority spend.”  Many government contracts require that winning bidders demonstrate that they utilize a certain percentage of certified small business and/or minority businesses.  Many large corporations constantly seek new ways to utilize their minority “credits” or “minority spend.”  Few office products companies compete for that diversity business. We are now one of the very few diversity suppliers that also have the capability to interface large corporate procurement systems with United Stationers, Inc. and other suppliers. This technique is called “punch out” and CDS has that capability.

OSL

The corporate office products market has largely been driven by two factors, price and personal relationships. Historically sales representatives created and maintained customer relationships. The advent of Staples eroded that model as price became the dominant business driver. The challenge with relationship base marketing is that it is expensive and has not been able to withstand price competition. The problem with price based marketing alone is that there is little customer loyalty and the low margins always endanger profitability. OSL’s marketing strategy is consistent with its goal of minimizing overhead and leveraging external relationships and resources. OSL has started the process of creating a series of strategic marketing partnerships that each accomplishes two goals: 1) create an emotional based customer relationship from the marketing partner’s audience to OSL; and 2) leverage the marketing partner’s current audience communication & marketing infrastructure including but not limited to customer communications, company events, prospect databases, employees and/or volunteers.

One of our marketing strategies for OSL will be to leverage “cause marketing,” a type of marketing involving the cooperative efforts of a "for profit" business and a non-profit organization for mutual benefit, to deepen our relationships with our potential partners and customers at all touch points within our electronic marketplaces and transactional network.  This strategy will allow our partners to raise funds and/or provide value to their constituents for their “cause” through our electronic marketplaces, transactional network and rewards platform.

CDS

Our marketing strategy for CDS is similar to OSL but it is focused on leveraging the broader product offering as well as various certifications such as Tier 1 Diversity Business Distributors and GSA Certification.  CDS’s target audience revolves around B2B transactions unlike OSL dual focus that includes B2C retail sales and B2B purchasing.  CDS’s plan is to additionally use direct mail, outbound telemarketing, and business referrals to build new customers.

Corporate

Major corporate contracts generally require 1) competitive pricing, 2) technologic compatibility and 3) relationships.  OSL has been developing a comprehensive corporate strategy that includes pricing, development and the acquisition of technology and procuring experienced technology executives. In addition, OSL is developing a variety of strong diversity and affinity working relationships though a concerted business development and business networking effort by the founders. These relationships are with companies that either serve the diversity market, have corporate initiatives to buy from diversity certified suppliers or represent a large group of members with similar goals or interests.

We have acquired CDS which is a certified woman owned business. The principles at CDS have strong relationships with prominent individuals in the diversity marketplace. Furthermore, we have added two members to our advisory board with significant ties to the diversity marketplace as well as larger multi-million member affinity groups.  These individuals have demonstrated an ability to assist us in meeting senior level contacts with major corporations and affinity groups.  Additionally, both individuals have track records of successful revenue generation in the diversity marketplace.

Strategic Partnerships

United Stationers (“United”) is the larger of the two principal wholesale office supply companies serving the remaining 16,000 independent office products dealers.  A $12.5 billion dollar public company ($6.5 billion office products, $6 billion janitorial and break room supplies), United inventories 65,000 items in 45 distribution centers throughout the United States and Mexico. United will provide all the logistical and inventory support for OSL. Orders placed by 3PM will be received by the customer the next day from one of United’s 45 distribution centers. Currently we do not have formalized strategic partnerships but we have negotiated pricing plans for OSL with United Stationers.

Customers

Each business unit will maintain separate customer bases with the goal of creating agreement to cross promote or refer business relationships and customers.  OSL currently has no active customers.  CDS’s customers include Verizon and Pep Boys.

Distribution

Currently OSL will make use of the infrastructure and logistics offered by the United Stationers national distribution centers allowing for next day delivery throughout the continental United States.  CDS also leverages the infrastructure and logistics offered by its wholesalers and distributes its products through companies such as United Stationers, Office Depot and DDMS.

Competition

Each business unit will have specific competitive landscapes as we launch and enter each market.  Specifically, OSL and CDS have a competitive landscape that includes over 16,000 independent office supply dealers whose gross annual sales vary, running from $1,000,000 or less up to dealers that gross in the hundreds of millions of dollars annually.  Additionally, retail competition includes substantial retailers such as Staples and Office Max.

It is our intention to target “business to business” clients as well as the consumer market by implementing our unique reward offering. This approach is typically not consistent with the approach taken by independent office dealers. We believe that by virtue of this approach, we will position ourselves above the typical competitive independent dealer competitive environment, while positioning ourselves in a nimble and efficient manner with regard to the major national chains.

Employees

As of October 10, 2011, we have two full time employees.  With the acquisition of CDS we have added six full-time and three part-time employees.

Intellectual Property

The Company has no intellectual property.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

We have a limited operating history and there can be no assurance that we can achieve or maintain profitability.

Office Supply Line is a new business venture and as such has had a limited operating history.  The Company lacks a substantial operating history on which to base its anticipated expenses and revenues.  To date, the Company has not generated any revenue, and has net loss and an accumulated deficit through July 31, 2011 of $192,465.  OSL success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with entering into a new business venture.  Management believes that it has formulated a business model with sufficient detail, and associated expertise to result in a highly successful business venture.  However, there can be no assurance that OSL will succeed in its business plans and generate significant revenues.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our success depends largely upon our management and other key personnel and our ability to hire, attract, motivate, retain and train these personnel.

Office Supply Line will be substantially dependent upon the individuals who comprise current management and other key personnel, including the expertise and abilities of Eli Feder, its President and Chief Executive Officer, and Eric Kotch, its Chief Financial Officer, Secretary and Treasurer.  The loss of services of any of these officers could have a material adverse effect on the business of OSL.  There is a greater likelihood that loss of the services of these persons would also have a material adverse impact upon OSL.  OSL believes that its future success will also depend in large part on its ability to attract and retain highly skilled management, sales, marketing, finance, and product development personnel.  Competition for such personnel is intense, and there can be no assurance that OSL will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on Office Supply Line operations and its financial condition.

We may not be able to successfully integrate into the market and create a customer base.

Office Supply Line intends to sell primarily to business, government agencies and the Home market throughout the continental United States. While the Company believes it can further develop the existing customer base, and develop a new customer base through the marketing and promotion of the website, the inability of the Company to further develop such a customer base could have a material adverse effect on OSL.  Although OSL believes that its product matrix and its interactive e-commerce website offer advantages over competitive companies and products, no assurance can be given that OSL’s products and e-commerce website will attain a degree of market acceptance on a sustained basis or that it will generate revenues sufficient for sustained profitable operations.

Our market is highly competitive and we may not be able to continue to compete successfully.

The office products market is highly competitive. We compete with a variety of local, regional, national and international retailers, dealers and distributors for customers, products and other important aspects of our business. We compete with high-volume office supply providers such as Staples, Office Depot and OfficeMax and Lyreco.    There is also the possibility that new competitors could seize upon the Company’s business model and produce competing products or services with similar focus.  Likewise, these new competitors could be better capitalized than the Company, which could give them a significant advantage.  There is the possibility that the competitors could capture significant market share of the Company’s intended market.  Additionally, some of our current competitors are larger than we are or may have more experience in selling certain products and may have substantially greater financial resources. If we fail to execute on our business model, offer the appropriate product mix at competitive prices or are otherwise unable to differentiate ourselves from our competitors, we may be unable to attract and retain customers.

Our success relies on consumers purchasing our products. Changes in consumer preferences and market conditions may affect our ability to be profitable.

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions.  There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant.  Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Capacity constraints or system failures could materially and adversely affect our business, results of operations and financial condition.

Any system failure, including network, software or hardware failure, that causes interruption of the availability of our websites or partner websites could result in decreased usage of these websites. If these failures are sustained or repeated, they could reduce the attractiveness of our partners' websites to customers, vendors and advertisers. Websites are subject to damage or interruption from:

•	fire, flood, earthquake or other natural disasters;
•	power losses, interruptions or brown-outs;
•	internet, telecommunications or data network failures;
•	physical and electronic break-ins or security breaches;
•	computer viruses; and
•	other similar events.

If any of these events do occur, they could result in interruptions, delays or cessations in service to users of our partners' websites, which could have a material adverse effect on our business, results of operations and financial condition.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

Developing our websites or internet marketing capabilities and other technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our partners' websites, our order processing systems and our computer network to meet customer requirements or emerging industry standards.

Third parties may assert that our business or technologies infringe their intellectual property rights. From time to time, we may receive notices from third parties questioning our right to present specific images or logos on our partners' websites, or stating that we have infringed their trademarks or copyrights. We may in the future receive claims that we are engaging in unfair competition or other illegal trade practices. We may be unsuccessful in defending against these claims, which could result in substantial damages, fines or other penalties. The resolution of a claim could also require us to change how we do business, redesign our websites.

We rely on developing relationships with online services, search engines, directories and e-commerce businesses to drive traffic to the websites we operate. If we are unable to develop or maintain these relationships, our business, financial condition and results of operations could be adversely affected.

We intend to have relationships with online services, search engines, directories and e-commerce businesses to provide content, advertising banners and other links that link to our websites. We expect to rely on these relationships as significant sources of traffic to our partners' websites and to generate new customers. If we are unable to develop satisfactory relationships on acceptable terms, our ability to attract new customers could be harmed. Further, many of the parties with which we may have online advertising arrangements could provide advertising services for other marketers. As a result, these parties may be reluctant to enter into or maintain relationships with us. Failure to achieve sufficient traffic or generate sufficient revenue from purchases originating from third-parties may result in termination of these types of relationships. Without these relationships, we may not be able to sufficiently increase our market share and our business, financial condition and results of operations could be adversely affected.

We may have to incur debt in order to grow and run our operations

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.  As part of the Share Exchange, the Company issued Crisnic a Promissory Note in the principal amount of $240,000.  Under the terms of the Promissory Note, OSL would pay Crisnic $50,000 on November 8, 2011, then $25,000 every subsequent week until December 27, 2011, and then one final payment of $15,000 on January 3, 2012.  At January 12, 2011, $10,000 of the principal amount due under the note had been paid.  We cannot assure you that we will be able to further avoid any such actions and any such action will have material adverse affect on our business and operations.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of July 31, 2011 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “OSLH.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate our annual reporting expenses to be $200,000.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the Commission.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Additionally, Crisnic Fund, S.A. holds 650,001 of our Series A Convertible Preferred stock in escrow.  Each share of Series A Convertible Preferred stock carries voting rights 100 times the number of common stock votes, has liquidation preference two times the sum available for distribution to common stock holders, and is not subject to reverse stock splits and other changes to the common stock capital of the Company.  If we default on the Promissory Note due to Crisnic, the Series A Convertible Preferred shares in escrow would be released to Crisnic, which could result in dilution to our existing stockholders in the future.

The members of our Board of Directors, their affiliates and our executive officers, as stockholders, control our company.

Our largest stockholders (each of whom has a representative on our Board of Directors or is on the Board of Directors themselves) together with the other members of our Board of Directors and our executive officers, as stockholders, collectively beneficially own 80.6% of our outstanding common stock. As a result of this ownership, they have the ability to significantly influence all matters requiring approval by stockholders of our company, including the election of directors. In particular, Eli Feder, our CEO, beneficially owns 36.5% of our outstanding common stock and Eric Kotch, our CFO, beneficially owns 44.1% of our outstanding common stock. As a result, Messrs. Feder and Kotch have the ability to significantly influence all matters requiring approval by stockholders of our company. This concentration of ownership also may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

Additionally, Crisnic Fund, S.A. holds 650,001 of our Series A Convertible Preferred stock in escrow.  Each share of Series A Convertible Preferred stock carries voting rights 100 times the number of common stock votes.  If we default on the Promissory Note due to Crisnic, the Series A Convertible Preferred shares in escrow would be released to Crisnic, giving Crisnic control of the Company as a majority shareholder.  To date, the Company has not made any of the payments to Crisnic.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies which supply office products;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The financial data for fiscal 2011 discussed below is derived from the audited financial statements of OSL, covering September 16, 2010 (inception) through July 31, 2011, OSL’s fiscal year end.  The audited financial statements of OSL for fiscal 2011 are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data for the two months ended September 30, 2011 discussed below is derived from the unaudited consolidated financial statements of OSL.  The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of OSL contained elsewhere herein. The financial statements contained elsewhere fully represent OSLs’ financial condition and operations; however, they are not indicative of our future performance.

Overview

OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels.  We plan to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores.  We plan to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets.  We plan to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions.  The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.  The Company will bring onboard additional management talent with broad experience in technology, distribution, interactive & affinity marketing as well as the diversity markets,

Our wholly owned subsidiary, Office Supply Line, Inc. is an integrated marketer and distributor of “Products for the Office.”  OSL differentiates itself from its competition by leveraging innovative marketing programs and technology.  It operates in the competitive office supply market as a virtual distributor, leveraging the existing logistical capabilities of its suppliers who provide for inventory logistics, distribution and delivery. OSL focuses on the development and or acquisition of cutting edge technology, sales, marketing and customer service

On December 15, 2011, we acquired 48% of Corporate Diversity Solutions, Inc., a New Jersey Corporation (“CDS”), through OSL.  CDS is a Women's Business Enterprise National Council (WBENC) certified Tier One distributor of office products and related services to Fortune 1000 companies in North America.   With strong focus on technology and e-commerce based solutions combined with over 100 years of combined Office Products distribution experience within its growing staff, CDS has become one of the fastest growing distributors in North America by utilizing a solid foundation to provide practical solutions to the industry.  CDS is committed to being a leading diversity procurement & distribution organization which is today focused on office supply, sustainability, janitorial, research development, and MRO (maintenance, repair and overhaul) supplier of goods and data maintenance services.

Recent Developments

Share Exchange with OSL

On October 10, 2011, we completed a Share Exchange with OSL whereby OSL exchanged all of the issued and outstanding equity interests of OSL in exchange for 50,000,000 shares of our common stock, par value $0.001 per share.  As a result of the Share Exchange, OSL became our   wholly owned subsidiary. The share exchange transaction with OSL was treated as a recapitalization, with OSL as the acquirer and the Company as the acquired party.  As a result of our acquisition of OSL, we now own all of the issued and outstanding membership interests in OSL and we have assumed the business and operations of OSL and its subsidiaries.

Plan of Operations

As a development-stage enterprise, we had no significant operating revenues through July 31, 2011. Operating revenues should commence in the second half of 2011 as we launch our office supplies products line.  Revenues will be predominately the result of office supplies and products.  At July 31, 2011 our cash balance was negligible.

Our plan of operations consists of the hiring of seasoned executives to facilitate the execution of our corporate strategy and expansion of our OSL business unit within corporate and governmental accounts as well as the growth of real-time data collection, electronic marketplaces and loyalty rewards program. Additionally, we will seek to expand our business base through strategic acquisition.

Through our acquisition of CDS, we have acquired immediate revenues as well as CDS’s soon to be finalized technology contracts that will allow for advanced e-commerce capabilities and deployment of SaaS (software as a solution) tools for internet marketing, customer acquisition and retention. We believe our corporate contacts and relationships can have an immediate effect on increasing CDS revenues above the current $3,000,000 range. We also plan on leveraging the same technology contract to accelerate OSL’s ability for internet marketing, customer acquisition and retention.  Our internet marketing capability will account for approximately a third of our ability to generate revenues.  We are in the process of adding experienced internet marketers to our team, first as consultants and eventually as employees to accelerate the development of corporate wide capabilities within the digital or internet marketing space.

Our current “alpha” or phase 1 websites, www.oslholdings.com, www.officesupplyline.com and www.corporatediversitysolutions.com, will be transitioned to a phase 2 or “beta” website with more functionality and content related to the new direction of the companies and any new acquisitions or formed business units will be included by the end of January to www.oslholdings.com.  We anticipate our websites should be fully operational by the end of the first quarter of 2012.

Results of Operations

Revenue

The Company has not generated any revenues since inception.

Operating expenses

Compensation expense from date of inception through July 31, 2011 totaled $110,000 primarily due to compensation of our employees.  Further, we had general and administrative expenses of $192,465 from date of inception through July 31, 2011 primarily due to the development of our website.

Interest expense

Interest expense from date of inception through July 31, 2011 totaled $0.

Net loss before income taxes

Net loss before income taxes from date of inception through July 31, 2011 totaled $192,465 primarily due to primarily due to the development of our website.

Assets and Liabilities

Assets were $188,436 as of July 31, 2011.  Assets consisted primarily of cash of $2,636 and website development of $185,800.  Liabilities were $310,901 as of July 31, 2011.  Liabilities consisted primarily of accounts payable and accrued expenses of $306,393 and loans payable of $4,508.

Stockholders’ Equity

Stockholders’ equity was $(70,000) as of July 31, 2011.  Stockholder’s equity consisted primarily of common stock issued of $48,220 and additional paid-in capital of$21,780.

Liquidity and Capital Resources

General

Overall, we had an increase in cash flows of $2,636 from date of inception through July 31, 2011 resulting from cash provided by financing activities of $26,508, offset partially by cash used in operating activities of $23,872.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

Date of inception through June 30, 2011

Cash at beginning of period	$--
Net cash used in operating activities	(23,872)
Net cash provided by financing activities	26,508
Cash at end of period	$2,636

Cash Flows from Operating Activities

From date of inception through July 31, 2011, net cash used in operations was $23,872.  Net cash used in operations was primarily due to a net loss of $192,465, offset primarily by an increase in accounts payable and accrued liabilities of $120,593, and stock issued for services to founders of $48,000.

Cash Flows from Financing Activities

Net cash flows provided by financing activities from date of inception through July 31, 2011 was $26,508.  The increase in net cash provided by financing activities was primarily due proceeds from issuance of common stock of $22,000, and proceeds of a loan for $4,508.

Financing

We believe our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months.

We anticipate that we will require $325,000 per month to cover all of our operating expenses, including those of CDS. We also anticipate website expenses not included in the monthly costs of approximately $500,000.  In addition we anticipate using approximately $4,000,000 for acquisitions. We also have various debt and other payables of approximately $400,000, including an outstanding promissory note of $240,000 to Crisnic.

To meet these expenses we anticipate revenues of 200,000 from our current operations, including those of CDS, which we expect to increase over time. We expect revenues from any future acquisitions to match a good portion of the expense of the acquisition. In addition we expect to raise approximately 500,000 in private placements during the first quarter of calendar 2012.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures.  However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future.  Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments.

Capital Expenditures

Other Capital Expenditures

The Company expects to spend approximately $750,000 due to the development of our internet marketing capability in connection with the expansion of its business.

Going Concern

The Company’s independent certified public accountants have stated in their report included in this Form 8-K, that the Company has no current source of revenue and, without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  If the Company is not successful in raising the necessary capital, then the Company believes that its independent certified public accountants would issue an opinion with a similar going concern modification regarding the Company’s financial condition.

Critical Accounting Policies

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 2 - Summary of Significant Accounting Policies on page F-6.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

The following are deemed to be the most significant accounting policies affecting the Company.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.  The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations may be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.  Also, see Note 3 regarding going concern matters.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Long-Lived Assets

The Company assesses the recoverability of its website development costs whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Management does not believe these website development costs are impaired.

Once placed into service, the Company expects to amortize these costs over its expected useful life of 3 years.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accounts payable and loan payable – related party. The carrying amounts of the Company's financial instruments generally approximated their fair values as of July 31, 2011 due to the short term nature of these instruments.

Earnings (loss) per share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the fiscal period ended July 31, 2011 is equivalent since the Company reported a net loss. The Company also has no common stock equivalents.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assess its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the period in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

As of July 31, 2011, we do not have any off-balance sheet arrangements.

Inflation

Management believes that inflation has not had a material effect on the Company’s results of operations.

DESCRIPTION OF PROPERTY

OSL does not currently own any property. It currently rents office space at 1710 First Avenue, New York, NY 10028 on a month to month basis. OSL expects to rent larger space in the near future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 10, 2011 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)
Crisnic Fund, S.A. Conhotel Office Center Office 5 Sabana San Jose, Costa Rica	-	-	650,001	(3)	100%

Eric Kotch (4) 1710 First Avenue New York, NY 10028	22,465,000	44.1%	-		-

Eli Feder 1710 First Avenue New York, NY 10028	18,597,500	36.5%	-		-

All directors and executive officers as a group (2 people)	41,062,500	80.6%	-		-

1)
Based on 50,924,446 shares of common stock issued and outstanding as of October 10, 2011.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)	Based on 650,001 shares of Series A Preferred Stock issued and outstanding as of October 10, 2011.
3)
The 650,001 shares of Series A Preferred Stock were placed in escrow upon issuance, pursuant to the terms in the escrow agreement entered into by the Company, Crisnic, OSL and Sichenzia Ross Friedman Ference Anslow LLP, dated October 10, 2011 (the “Escrow Agreement).  Upon the satisfaction of the terms of the Escrow Agreement, the shares will be returned to the Company.  Should the terms of the Escrow Agreement be defaulted upon, then the shares will be released to Crisnic.

4)	Mr. Kotch personally owns 890,000 shares and through his wife, Andrea Kotch, is the beneficial owner of the 21,575,000 shares owned by ARMK, LLC.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.  We do not have an investment advisor.  There are no current arrangements which will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Eli Feder (1)	54	President, Chief Executive Officer and Chairman of the Board
Eric Kotch (1)	52	Chief Financial Officer, Treasurer, Secretary and Director

(1) Messrs. Feder and Kotch will become directors on the tenth day following the mailing of the Information Statement to our stockholders, which such mailing is expected to occur on or about October 11, 2011.

Eli Feder will serve as the President and Chief Executive Officer of the Company.  He was the founder of Infinity Network and served as its Chairman from September 2006 through May 2008.  Eli has launched several companies in the food service and marketing industries. His experiences include founding Quality Care, a nursing staffing firm startup, that now employs 1,500 people in the New York Metropolitan Area and participating in the development of several food products that have been commercialized (eg a peanut butter and jelly cookie was conceived and sold to Smuckers).  Eli served as Director of Business Development for Splitstream Technologies in 2002 and 2003; the underlying technology that powered Countonme, a registered card program.  He has since acquired the technology for use by Infinity Network. Eli was named one of the “Top 40 Businessmen Under 40” by Entrepreneur Magazine.

Eric Kotch will serve as the Chief Financial Officer, Secretary and Treasurer of the Company. He is currently a manager of Vesuvio Import Company and Beverage Investment Group, LLC which are currently marketing the Sopranos Italian Wines under license from HBO. He has over 20 years of experience in finance and marketing, including 15 years as principal of Express Capital Corporation and Anvil Mortgage Banking Ltd. (1986-2001).   Kotch founded Black Diamond Enterprises, LLC (“BDE”) a small venture capital company that finances and markets innovative technologies.  BDE created and marketed the patented Owl Optical Wallet Light.  Approximately three million OWLs have been sold worldwide through direct response marketing.  Kotch is a graduate of the Wharton School and the University of Pennsylvania Law School and a member of the New York State Bar.

Family Relationships

There are no family relationships among any of our officers or directors.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Eli Feder, our Chief Executive Officer, Eric Kotch, our Chief Financial Officer, Secretary and Treasurer and Anthony Gentile, our former President, Chief Financial Officer and Secretary for all services rendered in all capacities to us in fiscal 2010.  These three executive officers are referred to as the “named executive officers” throughout this report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the nine months ended May 31, 2011 and fiscal 2010.

Name and Principal Position	Year	Salary($)		Bonus($)		All Other Compensation ($)		Total($)
Eli Feder (1)	2011		$55,000(2)		$0		$21,045(3)		$76,045
Chief Executive Officer	2010		$0		$0		$0		$0

Eric Kotch (1)	2011		$55,000(2)		$0		$0		$55,000
Chief Financial Officer, Secretary and Treasurer	2010		$0		$0		$0		$0

Anthony Gentile (4) Former President, Chief Financial Officer and Secretary	2011 2010	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0

Reno Rolle (5) Former President and Chief Executive Officer	2011 2010	$ $	55,000 4,000	$ $	0 0	$ $	0 0	$ $	55,000 4,000

Todd Wiseman (5)	2011		$30,000		$0		$0		$30,000
Former Chief Strategist Officer	2010		$4,000		$0		$0		$4,000

(1) On October 10 2011, we were acquired by OSL through a share exchange transaction and, in connection with that transaction, Mr. Feder was appointed as our Chief Executive Officer and Mr. Kotch was appointed as our Chief Financial Officer, Secretary and Treasurer.  The amounts in this table reflect compensation awarded or paid by OSL to Mr. Feder and Mr. Kotch in the six months ended June 30, 2011 and fiscal 2010.
(2) The Company has not paid Mr. Feder and Mr. Kotch any of their owed salary to date.  The stated amounts reflect the accrued salary to be paid by the Company.
(3) Mr. Feder received $21,045 in founder stock as compensation for services to the Company.
(4) Mr. Gentile resigned as an executive officer of the Company on October 10, 2011.  Prior to his resignation, he had been the Company’s chief financial officer, secretary and treasurer since his appointment on August 17, 2011.
(5) Mr. Rolle and Mr. Wiseman resigned as executive officers of the Company on August 17, 2011. Prior to their resignations, Mr. Rolle had been the Company’s chief executive officer and Mr. Wiseman had been the Company’s chief strategist officer.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal 2010.

Employment Agreements

We currently have oral employment agreements with both our CEO and CFO for $5000 per month.

Compensation of Directors

The Company’s directors received no compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

OSL has received a loan from Eric Kotch, an executive officer, in the amount of $4,508. This loan was given at the inception of OSL’s operations to cover start-up and other general expenses. The loan is interest free with no due date, but can be due on demand at any time.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Feder and Mr. Kotch are not considered to independent because they are both executive officers of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on The OTC Bulletin Board under the symbol “OSLH.”  As of the date hereof, 50,924,446 shares of our common stock were issued and outstanding and 650,001 shares of our preferred stock were issued and outstanding.

Of the 50,924,446 shares of our common stock issued and outstanding, 50,476,150 of such shares are restricted shares.  None of these restricted shares are eligible for resale absent registration or an exemption from registration.  The exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Holders

As of October 10, 2011 there were approximately 57 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes (the “NRS”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 120,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001  As of October 10, 2011, 50,924,446, shares of our common stock and 650,001 shares of our Series A Convertible Preferred stock were outstanding.

Common Stock

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. The Company has no such present arrangement or understanding with any person. Further, the common shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Preferred Stock

Our articles of incorporation also provide that the Company is authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Our Series A Convertible Preferred class of stock consisting of 700,000 shares whereby each share of Series A Convertible Preferred would: (i) carry voting rights 100 times the number of common stock votes, (ii) carry no dividends, (iii) carry liquidation preference two times the sum available for distribution to common stock holders, (iv) automatically convert after at such time as the Company has filed a certificate of amendment with the State of Nevada to increase the authorized shares of common stock of the Company to a minimum of 500,000,000 into One Hundred (100) common shares, and (v) not be subject to reverse stock splits and other changes to the common stock capital of the Company.

Dividends

Since inception the Company has not paid any dividends on our common stock. The Company currently does not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although the Company intends to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Transfer Agent and Registrar

Our independent stock transfer agent is Integrity Stock Transfer.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to OSL and their shareholders in connection with the Share Exchange were offered and sold to OSL and their shareholder in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired

Filed herewith are audited financial statements of Office Supply Line, Inc. for the year ended July 31, 2011.

 (d)        Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated October 10, 2011, by and among the Company, Crisnic, OSL, the shareholders of OSL and Red Rock Direct. (1)
2.2	Asset Assignment Agreement, dated October 10, 2011 by and among the Company, Red Rock Direct, Reno Rolle and Todd Wiseman. (1)
10.1	Share Cancellation Agreement and Release, dated October 10, 2011, by and among the Company, OSL and Crisnic. (1)
10.2	Share Cancellation Agreement and Release, dated October 10, 2011, by and among the Company, OSL Reno Rolle and Lynn Rolle. (1)
10.3	Share Cancellation Agreement and Release, dated October 10, 2011, by and among the Company, OSL and Todd Wiseman. (1)
10.4	Assumption of Note, dated October 10, 2011 by and between Red Rock Direct and Crisnic. (1)
10.5	Assumed and Amended Security Agreement, dated October 10, 2011 by and between Red Rock Direct and Crisnic. (1)
10.6	Promissory Note, dated October 10, 2011, in favor of Crisnic. (1)
10.7	Escrow Agreement, dated October 10, 2011, by and among the Company, OSL, Crisnic and Sichenzia Ross Friedman Ference Anslow LLP as escrow agent. (1)
10.8	Amendment No. 1 to Senior Secured Convertible Note, dated October 12, 2011, between Red Rock Pictures Holdings, Inc, and The Exchange LLC. (1)
99.1	Consolidated Financial Statements for the year ended July 31, 2011 for Office Supply Line, Inc. (1)

(1)	Incorporated herein by reference to the exhibit of the same number to the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2012
OSL HOLDINGS INC.

By:	/s/Eli Feder
Eli Feder President and Chief Executive Officer